UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

December 4, 2017
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2017, the Raven Industries Inc. (the "Company") announced that Richard W. Parod has joined the Board of Directors of the Company. The appointment is effective immediately. The Board appointed Mr. Parod to serve on its Personnel & Compensation Committee and Governance Committee. Mr. Parod will receive compensation for his Board service consistent with the compensation received by Raven’s other non-employee directors, as disclosed in the Raven Industries Schedule 14A, Definitive Proxy Statement filed on April 19, 2017, and the annual cash retainer will be pro-rated from the commencement of his service on the Board to the date of the 2018 annual shareholders meeting.

Mr. Parod served as President and Chief Executive Officer of Lindsay Corporation, and a Director of Lindsay since April 2000. Prior to joining the Company, Mr. Parod served as the Vice President and General Manager of Toro Irrigation, a division of The Toro Company, from 1997 to March 2000. From 1993 to 1997, he was an executive officer of James Hardie Irrigation, serving as President of that company from 1994 to 1997.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
(d)	Exhibits

99.1	Press Release Dated December 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2017

RAVEN INDUSTRIES, INC.
/s/ Lee A. Magnuson
Lee A. Magnuson
General Counsel and Vice President, Corporate Secretary